EXHIBIT 10.44

As of October 22, 2008

Performance Enhancement Partners, LLC
3078 North Caves Valley Path
Black Diamond Ranch
Lecanto, Florida 34461
Attention: Peter G. Cole

Dear Peter:

Reference is made to the Consulting Agreement (“Consulting Agreement”), dated as of April 9, 2007, between Performance Enhancement Partners, LLC (“Consultant”) and Frederick’s of Hollywood Group Inc. (formerly Movie Star, Inc.) (“Company”). Pursuant to Section 2.1 of the Consulting Agreement, the Company desires to exercise its option to extend the Consulting Agreement for a second six-month period and to amend the Consulting Agreement, with such amendment to become effective as of the date hereof. This letter, when fully executed, will serve to amend the Consulting Agreement as follows (capitalized terms used herein but not defined herein shall have the meaning set forth in the Consulting Agreement):

1. The Consulting Agreement is extended for a six-month period from January 27, 2009 (“Commencement Date”) to July 25, 2009 (the “Second Extension Period”) unless earlier terminated by either party upon 30 days’ prior written notice.

2. If the Consulting Agreement is terminated during the Second Extension Period for any reason, the Company will pay to the Consultant the Base Consulting Fee through the date of termination and all valid expense reimbursements.

3. The Extension Option to purchase 25,000 shares of common stock to be granted to the Consultant on the Commencement Date will vest in six equal monthly installments commencing on the one-month anniversary of the Commencement Date rather than vesting on the six-month anniversary of the Commencement Date. Any portion of the Extension Option that has not vested on the date of termination shall immediately expire.

4. Except as expressly set forth herein, the other terms and provisions of the Consulting Agreement shall continue in full force and effect; provided, however, that in the event of a conflict between the provisions of the Consulting Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

Please confirm your agreement by signing in the space provided below.

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer

ACCEPTED AND AGREED:

PERFORMANCE ENHANCEMENT PARTNERS, LLC

By:	/s/ Peter G. Cole
Peter G. Cole, Sole Member

/s/  Peter G. Cole
PETER G. COLE, individually